Exhibit 5.17

December 16, 2008

Agnico-Eagle Mines Limited
British Columbia Securities Commission
Alberta Securities Commission
Saskatchewan Financial Services Commission
Manitoba Securities Commission
Ontario Securities Commission
Autorité des marchés financiers
New Brunswick Securities Commission
Nova Scotia Securities Commission
Prince Edward Island Securities Office, Consumer, Corporate and Insurance Services Division
Newfoundland & Labrador Department of Government Services, Consumer & Commercial Affairs Branch
Toronto Stock Exchange
United States Securities and Exchange Commission

Agnico-Eagle Mines Limited (the “Company”)

I have been named as a “qualified person” in the Company’s prospectus supplement dated December 16, 2008, which prospectus supplement incorporates by reference the (final) short form base shelf prospectus of the Company dated December 14, 2006 (collectively, and as may be amended or supplemented from time to time in the future, the “Prospectus”), which Prospectus is incorporated by reference into and is deemed to be included in the Company’s Registration Statement on Form F-10 (File No. 333-138921) (as originally filed with the United States Securities and Exchange Commission on November 22, 2006, as amended on December 14, 2006 and as may be further amended from time to time in the future, including by way of post-effective amendment, the “Registration Statement”).

I hereby consent to the use of my name in the Prospectus and in the Registration Statement and the use, inclusion or incorporation by reference of, and reference(s) to, the information that I have prepared or supervised the preparation of as a “qualified person” under National Instrument 43-101 (the “QP Information”) in the Prospectus and in the Registration Statement.  I confirm that I have read the Prospectus and the Registration Statement and have no reason to believe that (i) there is any misrepresentation in the information contained in the Prospectus or the Registration Statement that is derived from the QP Information, and (ii) the Prospectus or the Registration Statement contains any misrepresentation of the information contained in the QP Information or within my knowledge, as a result of the investigations and enquiries made by me in connection with the preparation of the QP Information.

This letter is solely for your information in connection with the offering of the securities covered by the Prospectus under the Registration Statement, and is not to be referred to in whole or in part for any other purpose.

Yours very truly,

/s/ Normand Bedard

Normand Bedard
Superintendent, Geology
Lapa Division
Agnico-Eagle Mines Limited